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                                                                   EXHIBIT 11.1


                                 AFFYMETRIX, INC.
                 STATEMENT OF COMPUTATION OF NET LOSS PER SHARE
                    (in thousands, except per share amounts)
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
                                                                      Year Ended December 31,
                                                                   -----------------------------
                                                                     1996       1995       1994
                                                                   --------   --------   -------
Net loss.........................................................  $(12,227)  $(10,747)  $(9,680)
                                                                   --------   --------   -------
                                                                   --------   --------   -------
Historical primary and fully diluted number of shares:
    Weighted average common shares...............................    12,983        409       398
    Shares related to SAB Topic 4D:
        Common shares............................................        50        201       201
        Stock options and warrants...............................       356      1,424     1,424
        Preferred shares.........................................     1,445      5,778     5,778
                                                                   --------   --------   -------
Shares used in computing net loss per share......................    14,834      7,812     7,801
                                                                   --------   --------   -------
                                                                   --------   --------   -------
Net loss per share...............................................  $  (0.82) $  (1.38) $  (1.24)
                                                                   --------   --------   -------
                                                                   --------   --------   -------
Pro forma number of shares:
    Weighted average common shares...............................    12,983        409       398
    Shares related to SAB Topic 4D:
        Common shares............................................        50        201       201
        Stock options and warrants...............................       356      1,424     1,424
        Preferred shares.........................................     1,445      5,778     5,778
    Convertible preferred shares, as if converted................     5,297      9,852     9,852
                                                                   --------   --------   -------
Shares used in computing pro forma net loss per share............    20,131     17,664    17,653
                                                                   --------   --------   -------
                                                                   --------   --------   -------
Pro forma net loss per share.....................................  $  (0.61)  $  (0.61)  $ (0.55)
                                                                   --------   --------   -------
                                                                   --------   --------   -------
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